Exhibit 10.2

PARTIAL SENIOR SECURE NOTE SETTLEMENT AND RESTRUCTURE AGREEMENT

This PARTIAL SENIOR SECURE NOTE SETTLEMENT AND RESTRUCTURE  AGREEMENT (this “Agreement”) is made effective as of March 11, 2014 (the “Effective Date”) by and among Antevorta Capital Partners Limited (the “Note Holder”) and Iron Horse Clothing Corporation (formerly known as EC Consultant International Inc.  (the “Company”)

WHEREAS, on or about August 31, 2013, Iron Horse Clothing Corporation, a Nevada corporation (the “Company”) issued to the Note Holder its  Senior Secured Promissory Note Due August 31, 2014 in the aggregate principal face amount of $200,000 attached hereto as Exhibit A (the “Original Note”),

WHEREAS, on March 11, 2014 the Company and Note Holder reached a Partial Settlement and restructure agreement with the following terms:

a.

US$1,950.00 of the outstanding principal portion of the original Note (without accrued interest) will immediately be exchanged for 1,950,000 shares ($0.001 per share) of the Company’s Common Stock returned by Mark Wentura and Wakefield Kennedy LLC

b.

US$48,050 of the outstanding principal portion of the original Note (without accrued interest will be immediately converted into 48,050,000 shares of common stock of the company at $0.001 per share.

c.

The remaining balance of $150,000 plus all accrued interest will be restructured into a new Senior Secure Convertible Note of the Company. This Note will mature on March 11, 2015 and bear an annual interest rate of 15% payable at the maturity of the Note. This Note will be convertible in whole or in part at $0.001 per share of common stock of the Company.

d.

Common Stock issued in a,b and c above will have Piggy Back registration rights.

WHEREAS, on March 11, 2014, the Original Note (attached as Exhibit A)   was substituted and replaced by a new Senior Secured Convertible Promissory Note Due March 11, 2015 issued by the Company to the Note Holder with the conditions described above in a, b and c. (attached as Exhibit B)

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

1.

Both the Company and the Note Holder agree to the settlement and restructure of the original Senior Secure Promissory Note as described above.

2.

Representations, Warranties and Agreements.  The Note Holder represents and warrants to, and agrees with, the Assignee that:

a.

The Note Holder has full right, power and authority to enter into this Agreement and that this Agreement, when delivered, shall constitute a legal, valid and binding obligation of the Note Holder, enforceable against the Note Holder in accordance with its terms.

b.

The Note Holder has the sole and unrestricted right to sell and/or transfer the Note.

c.

Neither the execution and delivery of this Agreement by the Note Holder, nor the consummation by the Note Holder of the transactions contemplated hereby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification with or prior notification to, any governmental or regulatory authority under any law of the United States, any state or any political subdivision thereof applicable to the Note Holder, (ii) violate any statute, law, ordinance, rule or regulation of the United States, any state or any political subdivision thereof, or any judgment, order, writ, decree or injunction applicable to  the Note Holder or any of the Note Holder’s properties or assets, the violation of which would have a material adverse effect upon the Note Holder, or (iii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or any event which, with or without due notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Note Holder is a party or by which the Note Holder or any of the Note Holder’s properties or assets may be bound which would have a material adverse effect upon the Note Holder.

d.

The Note Holder is not aware of any threatened, or pending dispute or challenge that would interfere with the settlement and restrucure of the Note contemplated hereby, or the general purpose of this Agreement.

e.

The Note is fully assignable.

f.

The Note Holder is not and has not at any time been an Affiliate, as that term is defined in the Securities Act of 1933, as amended, of the Company.

g.

As of the date of this Agreement, the aggregate outstanding principal amount and accrued interest owed by the Company to the Note Holder under the Note is $_______________.

3.

Entire Agreement. This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes and replaces in their entirety the original Senior Secure Note dated August 31, 2013, any prior agreements, understandings or discussions of the Parties with respect to the subject matter hereof.  The Parties agree that there do not exist any other written or oral terms or agreements except for those contained in this Agreement.

4.

Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

If to the Note Holder:

[Address]

Attn:

Antevorta Capital Partners Limited

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

5.

No Public Announcement; No Disclosure. The parties shall not make any public announcement concerning this Agreement, their discussions or any other documents or communications concerning the transactions contemplated hereby unless advised by counsel that such disclosure is required by law (in which case the party so advised will promptly notify the other party). Except as permitted by the preceding sentence, without the prior consent of the Assignee, Note Holder, including his affiliates or agents, shall not discuss the existence or terms of this Agreement, except to its legal, financial and accounting advisors who have a need to know such information solely for the purposes of assisting the Note Holder with regard to the transactions contemplated hereby.

6.

Headings.  Headings herein are for reference purposes only and do not form a part of the Agreement.

7.

Amendment and Waiver. No failure or delay on the part of a party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party hereto at law, in equity or otherwise. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Note Holder or the Assignee from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Note Holder or Assignee and (ii) only in the specific instance and for the specific purpose for which made or given.

8.

Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law.  However, if any provision of this Agreement shall be prohibited by or invalid under such law, it shall be deemed modified to conform to the minimum requirements of such law and the parties will attempt to modify this agreement by insertion, deletion or revision so as to accomplish the original intent in a fashion that is not so prohibited or invalid.

9.

Successors. This Agreement shall inure to the benefit of and bind any and all heirs, successors in interest and assigns of the Parties, as applicable.

10.

Venue.  The Parties irrevocably submit exclusively to the jurisdiction of the State of Nevada  in any action brought by the Parties concerning this Agreement or the performance thereof.

11.

Choice of Law.  This Agreement shall be governed by, construed and entered in accordance with the laws of the State of Nevada applicable to contracts deemed to be made within such state, without regard to choice of law or conflict of law provisions thereof.

12.

Interpretation.  No provision of this Agreement shall be interpreted or construed against any party because that party or its legal representative drafted it.

13.

Survival.  Sections 1-13, inclusive, of this Agreement shall survive the termination of this Agreement by either Party for any reason.

14.

Counterparts.  This Agreement may be executed in two or more counterparts, each of which when so executed and delivered to the other party shall be deemed an original. The executed page(s) from each original may be joined together and attached to one such original and shall thereupon constitute one and the same instrument.  Such counterparts may be delivered by facsimile or other electronic transmission, which shall not impair the validity thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above.

Note Holder: Antevorta Capital Partners Limited

By:

/s/ Julius Csurgo

Name:

Julius Csurgo

Its:

Authorized Agent

Iron Horse Clothing Corporation (formerly EC Consultants International Inc.

By:

/s/ Pierce Csurgo

Name:

Pierce Csurgo

Title:

President